Exhibit 10.6

AMERICAN BILTRITE INC.

1993 STOCK AWARD AND INCENTIVE PLAN
As Amended and Restated as of March 4, 1997

1.	Purpose; Types of Awards; Construction.

The purpose of the American Biltrite Inc. 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997, is to afford an incentive to selected employees and independent contractors of the Company (as defined in Section 2), or any Subsidiary (as defined in Section 2) or Affiliate (as defined in Section 2) which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to Section 6 of the Plan (as defined in Section 2), there may be granted stock options (including incentive stock options and nonqualified stock options), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents and other stock-based or cash-based awards.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           "Affiliate" means any entity if, at the time of granting of an Award, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

(b)           "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award or Cash-Based Award granted under the Plan.

(c)           "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

(d)           "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)           "Board" means the Board of Directors of the Company.

(f)           "Cash-Based Award" means cash awarded under Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(g)           "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

(i)           any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than an Exempt Person), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

(ii)           during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), other than an Exempt Person, acquired 50% or more of the combined voting power of the Company's then outstanding voting securities; or

(iv)           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

(h)           "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

(i)           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(j)           "Committee" means the committee or committees established by the Board to administer the Plan; provided, however, that to the extent desired for Awards under the Plan to comply with the applicable provisions of Section 162(m) of the Code or to obtain exemptive relief under Rule 16b-3, "Committee" means either such committee (or a subcommittee thereof) or such other committee, as the case may be, which shall be constituted to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code and the regulations promulgated thereunder.

(k)           "Company" means American Biltrite Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(l)           "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

(m)           "Dividend Equivalent" means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award and may be paid currently or on a deferred basis.

(n)           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by rules, regulations, interpretive releases, rulings and cases.

(o)           "Executive Officer" shall have the meaning set forth in Rule 3b-7 under the Exchange Act.

(p)           "Exempt Person" means (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock or (iv) any person or group of persons who, immediately prior to the adoption of this Plan, owned more than 50% of the combined voting power of the Company's then outstanding voting securities.

(q)           "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(r)           "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(s)           "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(t)           "Limited SAR" means a right granted pursuant to Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

(u)           "NQSO" means any Option that is not an ISO.

(v)           "Option" means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISO's may not be granted to independent contractors.

(w)           "Other Stock-Based Award" means a right or other interest granted to a Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan and (ii) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

(x)           "Plan" means this American Biltrite Inc. 1993 Stock Award and Incentive Plan, as amended from time to time.

(y)           "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(z)           "Restricted Stock Unit" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(aa)           "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(ab)           "Stock" means the common stock, par value $.01 per share, of the Company.

(ac)           "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or property as specified in the Award or determined by the Committee.

(ad)           "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	Administration.

The Plan shall be administered by the Committee or Committees established for that purpose. Each Committee administering the Plan shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation the authority: to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Each Committee may appoint a chairperson and a secretary, may make such rules and regulations for the conduct of its business as it shall deem advisable and shall keep minutes of its meetings. All determinations of each Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. Each Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and each Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility such Committee or such person may have under the Plan. All decisions, determinations and interpretations of each Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or any Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee authorized to make the Award. In determining the persons to whom Awards shall be granted and the type of Award granted (including the number of shares to be covered by such Award), each Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 550,000 shares of Stock, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Notwithstanding the foregoing, Awards to any individual under the Plan which are made in or based upon shares of Stock may not exceed 100,000 shares per calendar year. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares subject to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Award or Awards, such related Award or Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that either of the Committees shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then that Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.	Specific Terms of Awards.

(a)           GENERAL. The term of each Award shall be for such period as may be determined by the Committee granting the Award. Subject to the terms of the Plan and any applicable Award Agreement, payments or benefit distributions to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation or exercise of an Award may be made in such forms as the Committee granting the Award shall determine at the date of grant or thereafter, including without limitation cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Each Committee may make rules relating to installment or deferred payments or distributions with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee granting the Award may impose on such Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as that Committee shall determine.

(b)           OPTIONS. Each Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i)           TYPE OF AWARD. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(ii)           EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee granting the Award; provided that, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, and in no event shall the exercise price for the purchase or shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash, by an exchange of Stock previously owned by the Grantee or in a combination of both in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. ss.220 or any successor thereto.

(iii)           TERM AND EXERCISABILITY OF OPTIONS. The date on which a Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted; provided that Option grants made prior to approval of the Plan by requisite vote of the Company's stockholders shall be deemed to have been granted on the date of such approval. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee granting the Award may determine, as reflected in the Award Agreement; provided that the Committee granting the Award shall have       the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee granting the Award or its designated agent.

(iv)           TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies) and unless the Grantee has remained continuously so employed or has continuously maintained such relationship since the date of grant of the Option; provided that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(v)           OTHER PROVISIONS. Options may be subject to such other conditions, including without limitation restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee granting the Award may prescribe in its discretion.

(c)           SARS AND LIMITED SARS. Each Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

(i)           IN GENERAL. Unless the Committee granting the Award determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or a Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(ii)           SARS. An SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee granting the Award may determine).

(iii)           LIMITED SARS. A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of (1) the Change in Control Price (or, in the case of a Limited SAR granted in tandem with an ISO, the Fair Market Value of one share of Stock on the date of such Change in Control) over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee granting the Award determines).

(d)           RESTRICTED STOCK. Each Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(i)           ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee granting the Award may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee granting the Award may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder, including without limitation the right to vote Restricted Stock and the right to receive dividends thereon.

(ii)           FORFEITURE. Upon termination of employment or termination of the independent contractor relationship during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee granting the Award may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee granting the Award may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)           CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee granting the Award shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(iv)           DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment at such later date as determined by the Committee granting the Award, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend and other property distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)           RESTRICTED STOCK UNITS. Each Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(i)           AWARD AND RESTRICTIONS. Delivery of Stock or cash, as determined by the Committee granting the Award, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee granting the Award. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee granting the Award may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee granting the Award may determine.

(ii)           FORFEITURE. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided, however, that the Committee granting the Award may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(f)           STOCK AWARDS IN LIEU OF CASH AWARDS. Each Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee granting the Award.

(g)           DIVIDEND EQUIVALENTS. Each Committee is authorized to grant Dividend Equivalents to Grantees. The Committee granting the Award may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock or other investment vehicles as the Committee granting the Award may specify; provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)           OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS. Each Committee is authorized to grant to Grantees Other Stock-Based Awards or Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee granting the Award to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee granting the Award, or valued by reference to the performance of specified Subsidiaries or Affiliates.  The Committee granting the Award shall determine the terms and conditions of such Awards at the date of grant or thereafter. Cash-Based Awards made under the Plan to any individual shall not exceed $100,000 in any calendar year.

(i)           To the extent necessary to comply with the provisions of Section 162(m) of the Code, each Committee may require that Awards made under the Plan will be paid only on account of the attainment of one or more preestablished Performance Factors. The Performance Factors shall be the criteria and objectives, determined by the Committee granting the Award, which must be met during a specified period as a condition of the Participant's receipt of payment or a distribution with respect to an Award. Performance Factors may include any or all of the following: (i) revenue growth, (ii) EBITA, (iii) operating cash flow, (iv) operating income growth or level, (v) market share, (vi) working capital, (vii) net customer sales per product line, (viii) net income, (ix) earnings or earnings per share, (x) earnings from operations, (xi) return on equity or return on assets or (xii) the extent of increase or decrease of any one or more of the foregoing over the specified period. Such Performance Factors may relate to the performance of the Company, a business unit thereof or any combination of the two. With respect to participants who are not Covered Employees, Performance Factors may also include such subjective Performance Factors as each Committee may, from time to time, establish.  Each Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved; provided, however, that payment of Awards conditioned upon the attainment of each Performance Factors shall not be made to Covered Employees until achievement of each Performance Factor has been certified by the Committee granting the Award.

7.	Change in Control Provisions. In the event of a Change of Control:

(a)           any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b)            the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse, such Awards shall be deemed fully vested and any performance conditions imposed with respect to Awards shall be deemed fully achieved.

8.	General Provisions.

(a)           COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder and the other obligations of the Company under the Plan and any Award Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of any stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b)           NON-TRANSFERABILITY. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution.

(c)           NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Award granted or Award Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or as an independent contractor of, the Company, any Subsidiary or any Affiliate, or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

(d)           TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award, any payment or distribution including a distribution of Stock relating to an Award, or any other payment or distribution to a Grantee under this Plan, amounts for withholding taxes and other taxes due in connection with any transaction involving an Award and to take such other action as the Committee granting the Award may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding and other tax obligations relating to any Award. This authority shall include without limitation authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

(e)           AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

(f)           NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a stock certificate to him, her or it for such shares.

(g)           UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or distributions not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h)           NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee granting the Award shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)           GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

(j)           EFFECTIVE DATE; PLAN TERMINATION. The Plan shall take effect upon adoption by the Board (the "Effective Date"), but the Plan, any grants of Awards made prior to the stockholder approval mentioned herein and any amendments thereto requiring stockholder approval shall be subject to the approval of the holders of a majority of the voting power of all issued and outstanding voting securities of the Company entitled to vote thereon, which approval must occur within twelve months of the date the Plan or amendment is adopted by the Board. In the absence of such approval, such Awards shall be null and void.

AMENDMENT TO
THE AMERICAN BILTRITE INC.
1993 STOCK AWARD AND INCENTIVE PLAN,
AS AMENDED AND RESTATED AS OF MARCH 4, 1997

AMENDMENT dated as of  March 31, 2008 to the AMERICAN BILTRITE INC. 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997 (the “1993 Plan”).

By  Unanimous Action by Written Consent,  the Board of Directors (the “Board”) of AMERICAN BILTRITE INC. took action with respect to the 1993 Plan as follows:

The first sentence of section 5 of the 1993 Plan is amended, subject to stockholder approval, to read as follows:

“The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 800,000 shares of Stock, subject to adjustment as provided herein.”

Clause (ii) in Section 6(i) of the 1993 Plan is amended, subject to stockholder approval, for technical purposes to read as follows:

“(ii) EBITDA,”.

The Board also re-approved the Performance Factors (as defined in the 1993 Plan) set forth in section 6(i) of the 1993 Plan, and determined to seek stockholder approval of the same.

The effectiveness of this Amendment is conditioned upon the approval of the Company’s stockholders.